Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2013 relating to the financial statements and financial statement schedule of Twitter, Inc., which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-191552) filed on November 4, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 6, 2013